Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-192635 on Form S-8 and Registration Statement No. 333-213700 on Form S-3 of Xencor, Inc. of our report dated February 27, 2018 related to our audits of the financial statements, and internal controls over financial reporting which appear in this Annual Report on Form 10-K of Xencor, Inc. for the year ended December 31, 2017.

/s/ RSM US LLP

Los Angeles, California
February 27, 2018